EXHIBIT 99.1

MARTEN TRANSPORT, LTD.

ANNOUNCES FIRST QUARTER EARNINGS EXPECTATIONS

MONDOVI, Wis., March 28, 2006 – Marten Transport, Ltd. (Nasdaq/NMS:MRTN) today announced its expected range of earnings for the first quarter ending March 31, 2006, as well as details for the release of its first quarter results and earnings conference call.

For the first quarter, the Company expects earnings to be in a range of 19 cents to 22 cents per fully diluted share. The expected results primarily relate to a slowdown in customer demand compared to expectations, particularly late in the quarter.

The Company will release its first quarter financial and operating results after the close of the market on Monday, April 24, 2006. The Company will hold a live conference call to discuss first quarter financial and operating results on Tuesday, April 25, 2006, at 2:00 p.m. Central Time. Additional information about the conference call will be released at a future date.

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States. Marten specializes in transporting food and other consumer packaged goods that require a temperature-sensitive or insulated environment. Marten offers nationwide service, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq National Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may be identified by their use of terms or phrases such as “expects,” “estimates,” “projects,” “believes,” “anticipates,” “plans,” “intends,” and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this press release, the statement relating to expectations concerning the range of estimated diluted earnings per share is a forward-looking statement. The estimated range has not been subject to all of the review procedures associated with the release of actual financial results and is premised on assumptions regarding performance in the rest of the quarter. The following factors, among others, could cause actual results to differ materially from those in forward-looking statements:  excess tractor or trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; surplus inventories; recessionary economic cycles and downturns in customers’ business cycles; strikes, work slow downs, or work stoppages at the company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices as well as fluctuations in surcharge collection; the volume and terms of diesel purchase commitments; interest rates, fuel taxes, tolls, and license and registration fees; increases in the prices paid for new revenue equipment and changes in the resale value of our used equipment; increased indebtedness, and associated interest expense, arising from maintaining a new fleet of equipment; shortages in supply of new equipment from manufacturers; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; elevated experience in the frequency and severity of claims relating to accident, cargo, workers’

compensation, health, and other claims; changes in management’s estimates of liability based upon such experience and development factors; increases in insurance premiums and deductible amounts; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; the risk that the benefits associated with a newer fleet may not materialize, including the risk that our operating statistics may not improve; and regulatory requirements that increase costs or decrease efficiency, including revised hours-of-service requirements for drivers and new emissions standards for engines. Readers should review and consider these factors along with the various disclosures by the company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission.

CONTACTS: Randy Marten, President, and James Hinnendael, CFO, of Marten Transport, Ltd., 715-926-4216